EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Third Quarter 2016 Earnings and Quarterly Dividend

Warren, Pennsylvania — October 24, 2016

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended September 30, 2016 of $14.2 million, or $0.14 per diluted share. This represents an increase of $1.3 million compared to the same quarter last year when net income was $12.9 million or $0.13 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended September 30, 2016 were 4.89% and 0.63% compared to 4.54% and 0.59% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.15 per share payable on November 17, 2016, to shareholders of record as of November 3, 2016. This is the 88th consecutive quarter in which the Company has paid a cash dividend. Based on the current market value of the Company's stock, this represents an annualized dividend yield of approximately 3.8%.

Earnings for the current quarter include acquisition costs of $7.2 million related to the September 9, 2016 purchase of 18 branches from First Niagara Bank, and $5.1 million of stock-based compensation costs associated with the termination of the Northwest Savings Bank Employee Stock Ownership Plan ("ESOP"). Excluding the after-tax impact of these expenses totaling $8.3 million, non-GAAP net operating income for the quarter ended September 30, 2016 was $22.5 million, or $0.22 per diluted share, compared to non-GAAP net operating income of $17.9 million, or $0.19 per diluted share in the same quarter last year. The non-GAAP annualized returns on average shareholders’ equity and average assets for the quarter ended September 30, 2016 were 7.74% and 0.99% compared to 6.30% and 0.82% in the previous year. The aforementioned termination of the ESOP includes the cancellation of approximately 1,367,000 shares of common stock as of September 30, 2016.

In making this announcement, William J. Wagner, President and CEO, noted, "The $4.6 million, or 26%, increase in non-GAAP quarterly earnings over the previous year primarily reflects the impact of the merger of Lorain National Bank, which occurred in August 2015, and the refinancing of $700.0 million of fixed-rate FHLB advances, which occurred in May 2016. Since the purchase of the Buffalo branches occurred late in the current quarter, there was limited impact on earnings. However, we anticipate the full impact from this transaction to be realized in the fourth quarter of 2016."

Net interest income increased by $11.7 million, or 17.5%, to $78.6 million for the quarter ended September 30, 2016, from $66.9 million for the quarter ended September 30, 2015. This increase is due primarily to a $6.3 million, or 8.3%, increase in interest income on loans as a result of a $647.0 million increase in the Company’s loan portfolio from a year ago. Also contributing to the increase in net interest income was a $6.2 million decrease in interest expense on borrowed funds due primarily to the payoff of Federal Home Loan Bank ("FHLB") advances with the funds received by assuming the deposits from the First Niagara branch purchase. Additionally, interest paid on deposits decreased by $510,000 for the quarter due primarily to the change in deposit mix. Partially offsetting these improvements was a $1.1 million decrease in interest income on investment securities as the portfolio decreased due to the cash flow from these securities being used to fund loan growth. As a result of these changes, the Company's net interest margin increased to 3.88% for the quarter ended September 30, 2016 from 3.50% for the same quarter last year.

     The provision for loan losses increased by $2.3 million, or 74.9%, to $5.5 million for the quarter ended September 30, 2016, from $3.2 million for the quarter ended September 30, 2015. This increase is due primarily to the downgrade of four commercial banking relationships requiring an additional $1.9 million of combined reserves. However, overall credit quality remained steady while classified loans to total loans decreased to 2.73% at September 30, 2016 from 2.81% at September 30, 2015 and total loan delinquency to total loans decreased to 1.11% at September 30, 2016 from 1.20% at September 30, 2015.

Noninterest income increased by $2.7 million, or 14.8%, to $20.8 million for the quarter ended September 30, 2016, from $18.1 million for the quarter ended September 30, 2015. Contributing to this increase was an increase in mortgage banking income of $1.6 million, or 606.4%, which is the result of resuming the sale of mortgage loans originated by the Wholesale Lending Division. Additionally, service charges and fees increased by $1.1 million, or 10.7%, which is attributable to the growth in checking accounts from both the LNB Bancorp, Inc. ("LNB") acquisition and internal growth initiatives. As was previously announced, the Company's insurance subsidiary signed an agreement of its intentions to acquire an insurance agency in Warren, Pennsylvania on November 1, 2016 which is anticipated to provide approximately $500,000 of additional annual insurance commission revenue.

     Noninterest expense increased by $11.2 million, or 17.6%, to $75.0 million for the quarter ended September 30, 2016, from $63.8 million for the quarter ended September 30, 2015. This increase resulted primarily from an $8.4 million, or 27.3%, increase in compensation and employee benefits due to the costs associated with the termination of the ESOP and the employees added from recent acquisitions. The other increases for the current quarter compared to the prior year are primarily attributable to incremental expenses from the LNB acquisition.

Net income for the nine month period ended September 30, 2016 was $25.2 million, or $0.25 per diluted share. This represents a decrease of $19.1 million, or 43.2%, compared to the nine month period ended September 30, 2015, when net income was $44.3 million, or $0.48 per diluted share. The annualized returns on average shareholders’ equity and average assets for the nine month period ended September 30, 2016 were 2.90% and 0.38% compared to 5.47% and 0.73% for the same period last year.  This decrease is due primarily to a $37.0 million penalty incurred from the prepayment of FHLB borrowings, acquisition and restructuring expenses of $11.2 million, and ESOP expense of $5.1 million. Offsetting these items which negatively impacted net income was a $34.8 million, or 18.1%, increase in net interest income.

Non-GAAP net operating income for the nine month period ended September 30, 2016, which excludes the after-tax impact of the aforementioned FHLB prepayment penalty, restructuring and acquisition expenses, and ESOP costs totaling $34.0 million, was $59.2 million, or $0.59 per diluted share. This represents an increase of $9.3 million, or 18.6%, compared to the nine month period ended September 30, 2015 with non-GAAP net operating income of $49.9 million, or $0.54 per diluted share. The non-GAAP annualized returns on average shareholders’ equity and average assets for the nine month period ended September 30, 2016 were 6.82% and 0.88% compared to 6.15% and 0.82% for the same period last year.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 167 full-service community banking offices and nine free standing drive-through facilities in Pennsylvania, New York, Ohio and Maryland and 51 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except per share amounts)

	September 30, 2016	December 31, 2015	September 30, 2015
Assets
Cash and cash equivalents	$107,604	92,263	91,406
Interest-earning deposits in other financial institutions	210,723	74,510	3,206
Federal funds sold and other short-term investments	2,239	635	1,013
Marketable securities available-for-sale (amortized cost of $879,141, $868,956 and $965,965, respectively)	890,688	874,405	976,677
Marketable securities held-to-maturity (fair value of $23,249, $32,552 and $48,511, respectively)	22,584	31,689	47,299
Total cash, interest-earning deposits and marketable securities	1,233,838	1,073,502	1,119,601

Residential mortgage loans held for sale	30,355	—	—
Residential mortgage loans	2,788,658	2,740,892	2,712,537
Home equity loans	1,349,105	1,187,106	1,203,190
Consumer loans	628,512	520,289	494,714
Commercial real estate loans	2,464,681	2,351,434	2,330,864
Commercial loans	537,255	422,400	410,308
Total loans receivable	7,798,566	7,222,121	7,151,613
Allowance for loan losses	(63,246)	(62,672)	(60,547)
Loans receivable, net	7,735,320	7,159,449	7,091,066

Federal Home Loan Bank stock, at cost	7,660	40,903	40,115
Accrued interest receivable	21,591	21,072	22,098
Real estate owned, net	4,841	8,725	10,391
Premises and Equipment, net	167,596	154,351	153,841
Bank owned life insurance	170,172	168,509	167,258
Goodwill	307,711	261,736	261,319
Other intangible assets	33,901	8,982	9,712
Other assets	31,977	54,670	59,507
Total assets	$9,714,607	8,951,899	8,934,908

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,496,574	1,177,256	1,127,864
Interest-bearing demand deposits	1,446,971	1,080,086	1,097,969
Money market deposit accounts	1,896,272	1,274,504	1,277,878
Savings deposits	1,671,539	1,386,017	1,378,958
Time deposits	1,691,447	1,694,718	1,762,073
Total deposits	8,202,803	6,612,581	6,644,742

Borrowed funds	135,891	975,007	927,219
Advances by borrowers for taxes and insurance	21,616	33,735	18,216
Accrued interest payable	682	1,993	1,816
Other liabilities	79,599	54,207	62,246
Junior subordinated debentures	111,213	111,213	119,332
Total liabilities	8,551,804	7,788,736	7,773,571

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 101,268,648 shares, 101,871,737 shares and 101,725,112 issued and outstanding, respectively	1,013	1,019	1,017
Paid-in-capital	711,974	717,603	714,730
Retained earnings	469,459	489,292	487,048
Unallocated common stock of Employee Stock Ownership Plan	—	(20,216)	(21,398)
Accumulated other comprehensive loss	(19,643)	(24,535)	(20,060)
Total shareholders’ equity	1,162,803	1,163,163	1,161,337
Total liabilities and shareholders’ equity	$9,714,607	8,951,899	8,934,908

Equity to assets	11.97%	12.99%	13.00%
Tangible common equity to assets	8.76%	10.28%	10.31%
Book value per share	$11.48	11.42	11.42
Tangible book value per share	$8.11	8.76	8.78
Closing market price per share	$15.71	13.39	13.00
Full time equivalent employees	2,268	2,186	2,209
Number of banking offices	176	181	182

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Interest income:
Loans receivable	$82,435	82,645	80,781	80,882	76,087
Mortgage-backed securities	2,030	2,115	2,229	2,301	2,230
Taxable investment securities	627	756	1,038	1,108	1,238
Tax-free investment securities	676	707	724	836	986
FHLB dividends	218	401	467	499	451
Interest-earning deposits	114	70	59	13	99
Total interest income	86,100	86,694	85,298	85,639	81,091

Interest expense:
Deposits	5,653	5,865	6,088	6,435	6,163
Borrowed funds	1,801	4,143	7,658	8,051	7,987
Total interest expense	7,454	10,008	13,746	14,486	14,150

Net interest income	78,646	76,686	71,552	71,153	66,941
Provision for loan losses	5,538	4,199	1,660	4,595	3,167
Net interest income after provision for loan losses	73,108	72,487	69,892	66,558	63,774

Noninterest income:
Gain on sale of investments	58	227	127	116	260
Service charges and fees	11,012	10,630	10,065	10,530	9,945
Trust and other financial services income	3,434	3,277	3,261	3,410	3,062
Insurance commission income	2,541	2,768	2,714	2,490	2,398
Gain/ (loss) on real estate owned, net	(563)	111	249	(156)	(246)
Income from bank owned life insurance	1,380	1,105	1,595	1,251	1,166
Mortgage banking income	1,886	446	218	208	267
Other operating income	1,070	1,711	1,219	1,697	1,288
Total noninterest income	20,818	20,275	19,448	19,546	18,140

Noninterest expense:
Compensation and employee benefits	39,474	34,349	33,033	32,003	31,000
Premises and occupancy costs	6,094	6,275	6,537	6,403	6,072
Office operations	3,700	3,343	3,460	3,252	3,268
Collections expense	589	729	676	1,252	624
Processing expenses	8,844	8,172	8,414	8,057	8,126
Marketing expenses	2,239	2,541	1,891	1,642	1,691
Federal deposit insurance premiums	984	1,442	1,503	1,299	1,177
Professional services	1,815	2,129	1,833	1,933	1,529
Amortization of intangible assets	1,068	710	675	729	422
Real estate owned expense	206	295	311	393	471
Restructuring/ acquisition expense	7,183	3,386	635	1,347	7,590
FHLB prepayment penalty	—	36,978	—	—	—
Other expense	2,836	2,912	4,307	2,917	1,834
Total noninterest expense	75,032	103,261	63,275	61,227	63,804
Income/(loss) before income taxes	18,894	(10,499)	26,065	24,877	18,110

Income tax expense/ (benefit)	4,697	(3,491)	8,081	8,684	5,238
Net income/ (loss)	$14,197	(7,008)	17,984	16,193	12,872

Basic earnings/ (loss) per share	$0.14	(0.07)	0.18	0.16	0.14
Diluted earnings/ (loss) per share	$0.14	(0.07)	0.18	0.16	0.13

Weighted average common shares outstanding - basic	99,587,630	99,177,609	98,889,744	98,741,393	95,256,807
Weighted average common shares outstanding - diluted	101,053,340	100,243,442	99,380,009	99,500,056	95,825,798

Annualized return on average equity	4.89%	(2.44)%	6.21%	5.55%	4.54%
Annualized return on average assets	0.63%	(0.32)%	0.81%	0.73%	0.59%
Annualized return on tangible common equity	6.88%	(3.18)%	8.03%	7.20%	5.72%

Efficiency ratio *	67.14%	64.14%	68.09%	65.22%	65.58%
Annualized noninterest expense to average assets *	2.94%	2.82%	2.80%	2.63%	2.57%

* Excludes restructuring/acquisition expenses, FHLB prepayment penalty, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Nine months ended September 30,
	2016	2015
Interest income:
Loans receivable	$245,861	217,783
Mortgage-backed securities	6,374	6,522
Taxable investment securities	2,421	3,412
Tax-free investment securities	2,107	3,477
FHLB dividends	1,086	2,329
Interest-earning deposits	243	418
Total interest income	258,092	233,941

Interest expense:
Deposits	17,606	17,620
Borrowed funds	13,602	24,221
Total interest expense	31,208	41,841

Net interest income	226,884	192,100
Provision for loan losses	11,397	5,117
Net interest income after provision for loan losses	215,487	186,983

Noninterest income:
Gain on sale of investments	412	921
Service charges and fees	31,707	27,832
Trust and other financial services income	9,972	8,932
Insurance commission income	8,023	7,036
Loss on real estate owned, net	(203)	(1,833)
Income from bank owned life insurance	4,080	3,087
Mortgage banking income	2,550	725
Other operating income	4,000	2,590
Total noninterest income	60,541	49,290

Noninterest expense:
Compensation and employee benefits	106,856	87,815
Premises and occupancy costs	18,906	18,238
Office operations	10,503	9,085
Collections expense	1,994	1,995
Processing expenses	25,430	22,723
Marketing expenses	6,671	6,857
Federal deposit insurance premiums	3,929	3,810
Professional services	5,777	4,973
Amortization of intangible assets	2,453	959
Real estate owned expense	812	1,677
Restructuring/ acquisition expense	11,204	8,404
FHLB prepayment penalty	36,978	—
Other expense	10,055	6,114
Total noninterest expense	241,568	172,650
Income before income taxes	34,460	63,623

Income tax expense	9,287	19,276
Net income	$25,173	44,347

Basic earnings per share	$0.25	0.48
Diluted earnings per share	$0.25	0.48

Weighted average common shares outstanding - basic	99,219,560	92,822,720
Weighted average common shares outstanding - diluted	100,228,503	93,256,099

Annualized return on average equity	2.90%	5.47%
Annualized return on average assets	0.38%	0.73%
Annualized return on tangible common equity	4.09%	6.64%

Efficiency ratio *	66.43%	67.64%
Annualized noninterest expense to average assets *	2.85%	2.69%

* Excludes restructuring/acquisition expenses, FHLB prepayment penalty, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Net Income (Unaudited)  *
(Dollars in thousands, except per share amounts)

	Quarter ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Operating results (non-GAAP):
Net interest income	$78,646	66,941	226,884	192,100
Provision for loan losses	5,538	3,167	11,397	5,117
Noninterest income	20,818	18,140	60,541	49,290
Noninterest expense	62,712	56,214	188,249	164,246
Income taxes	8,710	7,844	28,598	22,128
Net operating income (non-GAAP)	$22,504	17,856	59,181	49,899
Diluted earnings per share (non-GAAP)	$0.22	0.19	0.59	0.54

Average equity	$1,156,137	1,125,305	1,158,346	1,084,126
Average assets	9,028,886	8,614,119	8,940,648	8,125,431
Annualized ROE (non-GAAP)	7.74%	6.30%	6.82%	6.15%
Annualized ROA (non-GAAP)	0.99%	0.82%	0.88%	0.82%

Reconciliation of net operating income to net income:
Net operating income (non-GAAP)	$22,504	17,856	59,181	49,899
Nonoperating expenses, net of tax:
Restructuring/ acquisition expenses	(4,638)	(4,984)	(6,098)	(5,522)
Stock-based compensation expense - ESOP	(3,669)	—	(3,669)	—
FHLB prepayment penalty	—	—	(24,241)	—
Net income/ (loss) (GAAP)	$14,197	12,872	25,173	44,377
Diluted earnings per share (GAAP)	$0.14	0.13	0.25	0.48

Annualized ROE (GAAP)	4.89%	4.54%	2.90%	5.47%
Annualized ROA (GAAP)	0.63%	0.59%	0.38%	0.73%
 * The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude acquisition expenses and prepayment penalties, net of tax benefit. The Company believes this non-GAAP presentation provides a meaningful comparison of  operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Asset quality (Unaudited)
(Dollars in thousands)

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Nonaccrual loans current:
Residential mortgage loans	$3,063	2,017	1,678	1,393	1,900
Home equity loans	1,446	1,092	1,118	1,108	1,471
Consumer loans	464	277	190	140	251
Commercial real estate loans	19,246	17,456	19,350	14,018	19,602
Commercial loans	7,299	4,462	5,923	4,604	4,877
Total nonaccrual loans current	$31,518	25,304	28,259	21,263	28,101

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$344	—	1,600	430	—
Home equity loans	315	49	119	375	392
Consumer loans	211	95	164	97	155
Commercial real estate loans	514	151	3,371	2,192	359
Commercial loans	185	16	4	322	131
Total nonaccrual loans delinquent 30 days to 59 days	$1,569	311	5,258	3,416	1,037

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$1,270	1,524	721	2,139	1,097
Home equity loans	465	366	504	389	260
Consumer loans	250	157	182	315	156
Commercial real estate loans	151	6,513	109	762	416
Commercial loans	319	1,748	57	110	11
Total nonaccrual loans delinquent 60 days to 89 days	$2,455	10,308	1,573	3,715	1,940

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$13,242	14,829	14,301	15,810	16,510
Home equity loans	5,874	5,226	5,922	5,650	4,546
Consumer loans	3,354	2,374	2,360	2,900	3,132
Commercial real estate loans	22,155	12,960	13,165	16,449	10,565
Commercial loans	6,105	4,566	3,314	2,459	2,074
Total nonaccrual loans delinquent 90 days or more	$50,730	39,955	39,062	43,268	36,827

Total nonaccrual loans	$86,272	75,878	74,152	71,662	67,905

Total nonaccrual loans	$86,272	75,878	74,152	71,662	67,905
Loans 90 days past maturity and still accruing	103	472	894	1,334	680
Nonperforming loans	86,375	76,350	75,046	72,996	68,585
Real estate owned, net	4,841	4,950	6,834	8,725	10,391
Nonperforming assets	$91,216	81,300	81,880	81,721	78,976

Nonaccrual troubled debt restructuring *	$17,374	18,098	17,699	21,118	23,184
Accruing troubled debt restructuring	29,221	31,015	30,549	29,997	26,154
Total troubled debt restructuring	$46,595	49,113	48,248	51,115	49,338

Nonperforming loans to total loans	1.11%	1.05%	1.03%	1.01%	0.96%
Nonperforming assets to total assets	0.94%	0.91%	0.92%	0.91%	0.88%
Allowance for loan losses to total loans	0.81%	0.83%	0.85%	0.87%	0.85%
Allowance for loan losses to nonperforming loans	73.22%	79.61%	82.99%	85.86%	94.54%
* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Exposure to the oil and gas industry (Unaudited)
(Dollars in thousands)

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Direct exposure to oil and gas extraction:
Outstanding balance	$13,109	12,844	13,764	16,619	17,209
Commitments	16,511	16,542	18,450	19,576	20,127
Impaired	558	561	564	564	564
Reserve	511	548	594	626	749

Indirect exposure: *
Outstanding balance	44,781	58,399	54,465	56,659	57,805
Commitments	48,927	62,581	58,522	68,659	79,226
Impaired	761	611	—	—	—
Reserve	237	220	195	34	150

Total exposure:
Outstanding balance	57,890	71,243	68,229	73,278	75,014
Commitments	65,438	79,123	76,972	88,235	99,353
Impaired	1,319	1,172	564	564	564
Reserve	748	768	789	660	899

* Includes loans to haulers, wholesalers, and refineries.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators (Unaudited)
(Dollars in thousands)

At September 30, 2016	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,800,420	—	18,593	—	—	2,819,013
Home equity loans	1,338,643	—	10,462	—	—	1,349,105
Consumer loans	624,885	—	3,627	—	—	628,512
Total Personal Banking	4,763,948	—	32,682	—	—	4,796,630
Commercial Banking:
Commercial real estate loans	2,265,816	61,763	137,088	14	—	2,464,681
Commercial loans	479,321	14,707	40,326	2,901	—	537,255
Total Commercial Banking	2,745,137	76,470	177,414	2,915	—	3,001,936
Total loans	$7,509,085	76,470	210,096	2,915	—	7,798,566

At June 30, 2016
Personal Banking:
Residential mortgage loans	$2,741,101	—	16,497	—	—	2,757,598
Home equity loans	1,153,010	—	9,164	—	—	1,162,174
Consumer loans	544,174	—	2,376	—	—	546,550
Total Personal Banking	4,438,285	—	28,037	—	—	4,466,322
Commercial Banking:
Commercial real estate loans	2,170,583	63,351	129,428	14	—	2,363,376
Commercial loans	408,178	15,435	38,546	3,064	—	465,223
Total Commercial Banking	2,578,761	78,786	167,974	3,078	—	2,828,599
Total loans	$7,017,046	78,786	196,011	3,078	—	7,294,921

At March 31, 2016
Personal Banking:
Residential mortgage loans	$2,755,325	—	13,721	—	1,317	2,770,363
Home equity loans	1,161,382	—	8,439	—	—	1,169,821
Consumer loans	523,333	—	2,204	—	—	525,537
Total Personal Banking	4,440,040	—	24,364	—	1,317	4,465,721
Commercial Banking:
Commercial real estate loans	2,167,110	63,695	130,043	15	—	2,360,863
Commercial loans	409,994	16,425	39,887	1,112	—	467,418
Total Commercial Banking	2,577,104	80,120	169,930	1,127	—	2,828,281
Total loans	$7,017,144	80,120	194,294	1,127	1,317	7,294,002

At December 31, 2015
Personal Banking:
Residential mortgage loans	$2,725,492	—	14,060	—	1,340	2,740,892
Home equity loans	1,178,735	—	8,371	—	—	1,187,106
Consumer loans	517,746	—	2,543	—	—	520,289
Total Personal Banking	4,421,973	—	24,974	—	1,340	4,448,287
Commercial Banking:
Commercial real estate loans	2,170,951	53,390	126,978	115	—	2,351,434
Commercial loans	359,403	23,730	38,157	1,110	—	422,400
Total Commercial Banking	2,530,354	77,120	165,135	1,225	—	2,773,834
Total loans	$6,952,327	77,120	190,109	1,225	1,340	7,222,121

At September 30, 2015
Personal Banking:
Residential mortgage loans	$2,699,670	—	11,512	—	1,355	2,712,537
Home equity loans	1,198,779	—	4,411	—	—	1,203,190
Consumer loans	492,023	—	2,691	—	—	494,714
Total Personal Banking	4,390,472	—	18,614	—	1,355	4,410,441
Commercial Banking:
Commercial real estate loans	2,154,439	33,339	143,086	—	—	2,330,864
Commercial loans	353,366	19,364	37,413	165	—	410,308
Total Commercial Banking	2,507,805	52,703	180,499	165	—	2,741,172
Total loans	$6,898,277	52,703	199,113	165	1,355	7,151,613

* Includes $19.3 million $7.6 million, $7.7 million, $7.6 million, and $533,000 of acquired loans at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively.
** Includes $29.8 million, $25.5 million, $17.9 million, $18.6 million, and $18.5 million of acquired loans at September 30, 2016, June 30, 2016 March 31, 2016, December 31, 2015, and September 30, 2015, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan delinquency (Unaudited)
(Dollars in thousands)

	September 30, 2016		*	June 30, 2016		*	March 31, 2016		*	December 31, 2015		*	September 30, 2015		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	74	$3,380	0.1%	72	$3,353	0.1%	323	$24,494	0.9%	349	$25,943	0.9%	75	3,644	0.1%
Home equity loans	164	4,984	0.4%	128	4,988	0.4%	132	5,351	0.5%	173	5,806	0.5%	149	5,770	0.5%
Consumer loans	1,269	7,583	1.2%	1,144	6,725	1.2%	895	5,511	1.0%	1,234	7,101	1.4%	1,214	6,324	1.3%
Commercial real estate loans	28	3,855	0.2%	34	4,828	0.2%	51	27,474	1.2%	48	24,877	1.1%	55	7,463	0.3%
Commercial loans	26	1,493	0.3%	15	533	0.1%	26	3,133	0.7%	31	2,868	0.7%	21	1,379	0.3%
Total loans delinquent 30 days to 59 days	1,561	$21,295	0.3%	1,393	$20,427	0.3%	1,427	$65,963	0.9%	1,835	$66,595	0.9%	1,514	24,580	0.3%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	76	$6,174	0.2%	74	$5,633	0.2%	21	$1,358	—%	100	$7,790	0.3%	83	5,193	0.2%
Home equity loans	41	1,145	0.1%	42	1,435	0.1%	36	1,256	0.1%	50	2,478	0.2%	52	1,716	0.1%
Consumer loans	532	2,673	0.4%	514	2,247	0.4%	379	1,803	0.3%	521	2,521	0.5%	512	2,593	0.5%
Commercial real estate loans	13	1,102	—%	16	8,765	0.4%	11	1,081	—%	21	8,228	0.3%	28	8,368	0.4%
Commercial loans	9	594	0.1%	23	2,429	0.5%	7	375	0.1%	7	598	0.1%	8	401	0.1%
Total loans delinquent 60 days to 89 days	671	$11,688	0.1%	669	$20,509	0.3%	454	$5,873	0.1%	699	$21,615	0.3%	683	18,271	0.3%

Loans delinquent 90 days or more: **
Residential mortgage loans	168	$13,478	0.5%	176	$15,046	0.5%	183	$14,673	0.5%	215	$16,350	0.6%	204	17,209	0.6%
Home equity loans	137	6,022	0.4%	124	5,422	0.5%	120	6,200	0.5%	143	6,112	0.5%	136	5,554	0.5%
Consumer loans	757	3,372	0.5%	440	2,399	0.4%	557	2,386	0.5%	523	2,926	0.6%	570	3,156	0.6%
Commercial real estate loans	106	24,533	1.0%	107	15,244	0.6%	106	15,442	0.7%	113	19,031	0.8%	95	14,898	0.6%
Commercial loans	28	6,249	1.2%	32	4,709	1.0%	34	3,456	0.7%	25	2,599	0.6%	23	2,319	0.6%
Total loans delinquent 90 days or more	1,196	$53,654	0.7%	879	$42,820	0.6%	1,000	$42,157	0.6%	1,019	$47,018	0.7%	1,028	43,136	0.6%

Total loans delinquent	3,428	$86,637	1.1%	2,941	$83,756	1.1%	2,881	$113,993	1.6%	3,553	$135,228	1.9%	3,225	85,987	1.2%

* Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
** Includes purchased credit impaired loans of $2.9 million, $2.9 million, $3.1 million, $3.7 million, and $6.3 million at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for loan losses (Unaudited)
(Dollars in thousands)

	Quarter ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Beginning balance	$60,781	62,278	62,672	60,547	59,057
Provision	5,538	4,199	1,660	4,595	3,167
Charge-offs residential mortgage	(354)	(1,852)	(564)	(171)	(342)
Charge-offs home equity	(288)	(946)	(984)	(1,097)	(443)
Charge-offs consumer	(2,701)	(2,332)	(2,403)	(2,561)	(2,014)
Charge-offs commercial real estate	(789)	(1,731)	(897)	(1,216)	(558)
Charge-offs commercial	(708)	(903)	(117)	(508)	(595)
Recoveries	1,767	2,068	2,911	3,083	2,275
Ending balance	$63,246	60,781	62,278	62,672	60,547

Net charge-offs to average loans, annualized	0.17%	0.31%	0.11%	0.14%	0.10%

	Nine months ended September 30,
	2016	2015
Beginning balance	$62,672	67,518
Provision	11,397	5,117
Charge-offs residential mortgage	(2,770)	(955)
Charge-offs home equity	(2,218)	(1,327)
Charge-offs consumer	(7,436)	(5,713)
Charge-offs commercial real estate	(3,417)	(5,110)
Charge-offs commercial	(1,728)	(7,675)
Recoveries	6,746	8,692
Ending balance	$63,246	60,547

Net charge-offs to average loans, annualized	0.20%	0.26%

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	September 30, 2016			June 30, 2016			March 31, 2016			December 31, 2015			September 30, 2015
	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,739,099	29,304	4.28%	$2,751,601	30,228	4.39%	$2,739,787	29,786	4.35%	$2,710,811	29,227	4.31%	$2,632,199	29,060	4.42%
Home equity loans	1,192,929	12,884	4.30%	1,163,900	12,701	4.39%	1,177,406	12,642	4.32%	1,193,433	12,753	4.24%	1,114,931	12,208	4.34%
Consumer loans	554,954	8,931	6.40%	522,745	8,697	6.69%	510,091	8,219	6.48%	500,175	8,805	6.98%	364,378	7,146	7.78%
Commercial real estate loans	2,394,001	26,683	4.36%	2,356,994	26,691	4.48%	2,349,748	25,993	4.38%	2,331,769	25,972	4.36%	2,100,463	24,061	4.48%
Commercial loans	476,715	5,193	4.26%	461,808	4,902	4.20%	441,977	4,723	4.23%	412,415	4,671	4.43%	372,693	4,108	4.31%
Total loans receivable (a) (b) (d)	7,357,698	82,995	4.49%	7,257,048	83,219	4.61%	7,219,009	81,363	4.53%	7,148,603	81,428	4.52%	6,584,664	76,583	4.66%
Mortgage-backed securities (c)	440,966	2,030	1.84%	458,398	2,115	1.85%	488,294	2,229	1.83%	519,736	2,301	1.77%	498,757	2,230	1.79%
Investment securities (c) (d)	275,718	1,667	2.42%	313,647	1,844	2.35%	387,460	2,151	2.22%	427,363	2,394	2.24%	482,666	2,754	2.28%
FHLB stock	27,761	218	3.12%	33,302	401	4.84%	37,098	467	5.06%	38,651	499	5.12%	39,552	451	4.52%
Other interest-earning deposits	91,243	114	0.49%	63,950	70	0.43%	43,578	59	0.54%	40,410	13	0.13%	162,041	99	0.24%
Total interest-earning assets	8,193,386	87,024	4.23%	8,126,345	87,649	4.34%	8,175,439	86,269	4.24%	8,174,763	86,635	4.20%	7,767,680	82,117	4.24%
Noninterest earning assets (e)	835,500			755,713			735,562			747,317			846,439
Total assets	$9,028,886			$8,882,058			$8,911,001			$8,922,080			$8,614,119

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,485,763	744	0.20%	$1,440,886	837	0.23%	$1,405,800	865	0.25%	$1,378,377	871	0.25%	$1,324,620	865	0.26%
Interest-bearing demand deposits	1,179,557	78	0.03%	1,130,122	144	0.05%	1,093,839	156	0.06%	1,083,524	157	0.06%	1,022,585	149	0.06%
Money market deposit accounts	1,418,779	826	0.23%	1,294,381	829	0.26%	1,288,535	865	0.27%	1,279,181	873	0.27%	1,217,122	825	0.27%
Time deposits	1,597,542	4,005	1.00%	1,616,260	4,055	1.01%	1,664,322	4,202	1.02%	1,720,895	4,534	1.05%	1,577,159	4,324	1.09%
Borrowed funds (f)	560,407	657	0.47%	772,225	3,017	1.57%	899,439	6,539	2.92%	906,574	6,730	2.95%	906,410	6,713	2.94%
Junior subordinated debentures	111,213	1,144	4.03%	111,213	1,126	4.01%	111,213	1,119	3.98%	116,626	1,321	4.43%	111,213	1,274	4.48%
Total interest-bearing liabilities	6,353,261	7,454	0.47%	6,365,087	10,008	0.63%	6,463,148	13,746	0.86%	6,485,177	14,486	0.89%	6,159,109	14,150	0.91%
Noninterest-bearing demand deposits (g)	1,243,474			1,184,786			1,161,151			1,145,276			1,054,270
Noninterest bearing liabilities	276,014			177,300			122,667			133,323			275,435
Total liabilities	7,872,749			7,727,173			7,746,966			7,763,776			7,488,814
Shareholders’ equity	1,156,137			1,154,885			1,164,035			1,158,304			1,125,305
Total liabilities and shareholders’ equity	$9,028,886			$8,882,058			$8,911,001			$8,922,080			$8,614,119
Net interest income/ Interest rate spread		79,570	3.76%		77,641	3.71%		72,523	3.38%		72,149	3.31%		67,967	3.33%
Net interest-earning assets/ Net interest margin	$1,840,125		3.88%	$1,761,258		3.82%	$1,712,291		3.57%	$1,689,586		3.53%	$1,608,571		3.50%
Ratio of interest-earning assets to interest-bearing liabilities	1.29X			1.28X			1.26X			1.26X			1.26X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.32%, 0.35%, 0.37%, 0.39% and 0.39%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.46%, 4.58%, 4.50%, 4.49% and 4.63%, respectively, Investment securities - 1.89%, 1.87%, 1.82%, 1.82% and 1.84%, respectively, Interest-earning assets - 4.18%, 4.29%, 4.20%, 4.16% and 4.19%, respectively. GAAP basis net interest rate spreads were 3.71%, 3.66%, 3.34%, 3.27% and 3.28%, respectively, and GAAP basis net interest margins were 3.84%, 3.77%, 3.55%, 3.48% and 3.45%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Nine months ended September 30,
	2016			2015
	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,743,480	89,317	4.34%	$2,564,143	85,710	4.46%
Home equity loans	1,178,133	38,229	4.33%	1,076,385	35,083	4.36%
Consumer loans	529,356	25,848	6.52%	283,835	19,965	9.40%
Commercial real estate loans	2,367,014	79,367	4.41%	1,921,007	66,245	4.55%
Commercial loans	460,228	14,817	4.23%	382,679	12,207	4.21%
Loans receivable (a) (b) (d)	7,278,211	247,578	4.54%	6,228,049	219,210	4.71%
Mortgage-backed securities (c)	462,474	6,374	1.84%	494,416	6,522	1.76%
Investment securities (c) (d)	325,427	5,662	2.32%	483,792	8,761	2.41%
FHLB stock (i)	32,702	1,086	4.44%	37,112	2,329	4.64%
Other interest-earning deposits	57,996	243	0.55%	217,232	418	0.25%
Total interest-earning assets	8,156,810	260,943	4.27%	7,460,601	237,240	4.23%
Noninterest earning assets (e)	783,838			664,830
Total assets	$8,940,648			$8,125,431

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,444,302	2,446	0.23%	$1,273,724	2,516	0.26%
Interest-bearing demand deposits	1,134,669	378	0.04%	1,025,896	411	0.06%
Money market deposit accounts	1,334,158	2,520	0.25%	1,176,446	2,349	0.27%
Time deposits	1,625,936	12,262	1.01%	1,395,165	12,344	1.11%
Borrowed funds (f)	743,353	10,213	1.84%	932,123	20,617	2.96%
Junior subordinated debentures	111,213	3,389	4.00%	105,800	3,604	4.49%
Total interest-bearing liabilities	6,393,631	31,208	0.65%	5,909,154	41,841	0.95%
Noninterest-bearing demand deposits (g)	1,196,737			975,904
Noninterest bearing liabilities	191,934			156,247
Total liabilities	7,782,302			7,041,305
Shareholders’ equity	1,158,346			1,084,126
Total liabilities and shareholders’ equity	$8,940,648			$8,125,431
Net interest income/ Interest rate spread		229,735	3.62%		195,399	3.28%
Net interest-earning assets/ Net interest margin	$1,763,179		3.76%	$1,551,447		3.47%
Ratio of interest-earning assets to interest-bearing liabilities	1.28X			1.26X
(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.35%, and 0.40%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.51% and 4.68%, respectively, Investment securities - 1.86% and 1.90%, respectively, Interest-earning assets - 4.23% and 4.17%, respectively. GAAP basis net interest rate spreads were 3.57% and 3.22%, respectively, and GAAP basis net interest margins were 3.71% and 3.41%, respectively.
(i) The average yield calculation excludes the $1.0 million special dividend paid in February 2015, the average yield was 8.39% with the special dividend included.